Exhibit (c)(8)

Exhibit (c)(8)
Preliminary draft for discussion purposes only
B O A R D D I S C U S S I O N M A T E R I A L S
December 20, 2016
J.P.Morgan

Preliminary draft for discussion purposes only
This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.
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B O A R D D I S C U S S I O N M A T E R I A L S
J.P.Morgan

Preliminary draft for discussion purposes only
Agenda
Page
Review of Braves’ current proposal 1
Appendix 4
B O A R D D I S C U S S I O N M A T E R I A L S
J.P.Morgan

Preliminary draft for discussion purposes only

# Implied valuation summary of Braves' December 20th, December 5th and October 20th proposals

**Implied valuation summary**

| | Braves' 10/20/2016 proposal @ 10/20/16 | Braves' 10/20/2016 proposal @ 12/20/16 | Braves' 12/05/2016 proposal @ 12/05/16 | Braves' 12/05/2016 proposal @ 12/20/16 | Braves' 12/20/2016 proposal @ 12/20/16 |
|---|---|---|---|---|---|
| Stock price | £48.03 | £45.52 | £43.43 | £45.52 | £45.52 |
| *Exchange rate* | *1.2250* | *1.2421* | *1.2703* | *1.2421* | *1.2421* |
| Braves price ($) | $58.84 | $56.53 | $55.17 | $56.53 | $56.53 |
| *Exchange ratio* | *0.5502* | *0.5502* | *0.4923* | *0.4923* | *0.5105* |
| Stock consideration per Royals share ($) | $32.37 | $31.10 | $27.16 | $27.83 | $28.86 |
| Cash consideration per Royals share ($) | $24.13 | $24.13 | $29.44 | $29.44 | $29.44 |
| **Total Braves offer price ($)** | **$56.50** | **$55.23** | **$56.60** | **$57.27** | **$58.30** |
| *% premium to unaffected* | *19.8%* | *17.1%* | *20.0%* | *21.4%* | *23.6%* |
| **Implied equity value ($mm)[1]** | **$80,848** | **$79,035** | **$80,991** | **$81,953** | **$83,425** |
| *% Royals pro forma ownership* | *19.5%* | *19.5%* | *17.9%* | *17.9%* | *18.4%* |
| **Implied firm value ($mm)[2,3]** | **$91,839** | **$90,026** | **$91,982** | **$92,944** | **$94,416** |
| FV / LTM Sep-16 EBITDA[4] | 16.1x | 15.8x | 16.2x | 16.3x | 16.6x |
| FV / Adjusted LTM Sep-16 EBITDA[5] | 15.7x | 15.4x | 15.7x | 15.9x | 16.1x |
| FV / 2016E EBITDA[6, 8] | 15.5x | 15.2x | 15.5x | 15.7x | 15.9x |
| FV / Adjusted FY 2016E EBITDA[5, 8] | 15.2x | 14.9x | 15.2x | 15.4x | 15.6x |
| FV / 2017E EBITDA[7, 8] | 14.5x | 14.3x | 14.6x | 14.7x | 15.0x |

Source: Royals and Braves filings, broker estimates, FactSet as of 12/19/16

[1] Assumes Royals and Braves diluted share count of 1,431mm and 1,874mm, respectively; [2] Royals debt of $12,950mm at principal value and cash of $1,959mm; Braves net debt of $19,981mm, $3,034mm minority interests and $41,485mm market value of affiliates; [3] Assumes Braves debt outstanding as of 09/15/16 per Braves debt investor microsite and Braves cash as of 06/30/16; [4] LTM EBITDA of $5,694mm and $6,522mm for Royals and Braves, respectively; [5] Includes adjustments for run-rate Lorillard synergies in the amount of $155mm for LTM Sep-16 and $113mm for FY2016, per Royals management guidance; [6] FY2016E EBITDA of $5,933mm and $7,186mm for Royals and Braves, respectively; [7] FY2017E EBITDA of $6,313mm and $8,179mm for Royals and Braves, respectively; [8] Metrics represent management numbers for Royals and equity analyst estimates for Braves

REVIEW OF BRAVES' CURRENT PROPOSAL
1
J.P.Morgan

Preliminary draft for discussion purposes only
Price sensitivity analysis
Price sensitivity analysis ($mm, except per share data)
Assumed max cash consideration Additional stock
Premium to unaffected $47.17 23.6% 24.0% 25.1% 26.1% 27.2% 28.3% 28.4%
Price per share $58.30 $58.50 $59.00 $59.50 $60.00 $60.50 $60.54
Cash per share ($24.4bn total cash consideration)1 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44
Stock per share $28.86 $29.06 $29.56 $30.06 $30.56 $31.06 $31.10
Implied exchange ratio 0.5105 0.5140 0.5229 0.5317 0.5406 0.5494 0.5502
% cash / stock split 50% / 50% 50% / 50% 50% / 50% 49% / 51% 49% / 51% 49% / 51% 49% / 51%
Implied Royals % of PF ownership 18.4% 18.5% 18.8% 19.0% 19.3% 19.5% 19.5%
Implied equity purchase price 57.8% 48,238 48,403 48,816 49,230 49,644 50,057 50,093
Implied transaction value 2 $59,229 $59,394 $59,807 $60,221 $60,635 $61,048 $61,084
LTM Sep-16 EBITDA $5,694 16.6x 16.6x 16.8x 16.9x 17.0x 17.1x 17.1x
Adjusted LTM Sep-16 EBITDA3 $5,849 16.1x 16.2x 16.3x 16.4x 16.6x 16.7x 16.7x
Source: Braves tax efficiencies; Royals management; Royals filings; broker estimates; FactSet
Note: Assumes GBP / USD exchange rate of 1.2421 as of 12/19/16; Royals closing price of $54.93 and Braves closing price of £45.52 as of 12/19/16
1 Assumes $1bn of balance sheet cash is used in the transaction; implies 4.7x pro forma Moody’s adjusted leverage; 2 Assumes net debt of $10,991mm as of 09/30/16; 3 Includes adjustments for run-rate Lorillard synergies in the amount of $155mm

Hypothetical illustrative analysis only – no prediction as to future share trading
R E V I E W O F B R A V E S’ C U R R E N T P R O P O S A L
J.P.Morgan

Preliminary draft for discussion purposes only
Implied offer price at various Braves stock prices
Implied offer price at various Braves stock prices
Offer price at various Braves stock prices
% premium / discount to current price (£45.52) (3.0%) (2.0%) (1.0%) (0.5%) 0.0% 0.5% 1.0% 2.0% 3.0%
Braves share price (£) £44.15 £44.60 £45.06 £45.29 £45.52 £45.74 £45.97 £46.43 £46.88
Exchange rate 1.2421 1.2421 1.2421 1.2421 1.2421 1.2421 1.2421 1.2421 1.2421
Braves share price ($) $54.84 $55.40 $55.97 $56.25 $56.53 $56.82 $57.10 $57.66 $58.23
Exchange ratio 0.5105x 0.5105x 0.5105x 0.5105x 0.5105x 0.5105x 0.5105x 0.5105x 0.5105x
Stock consideration $27.99 $28.28 $28.57 $28.72 $28.86 $29.01 $29.15 $29.44 $29.73
Cash consideration $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44
Total consideration $57.43 $57.72 $58.01 $58.16 $58.30 $58.45 $58.59 $58.88 $59.17
Premium to unaffected ($47.17) 21.8% 22.4% 23.0% 23.3% 23.6% 23.9% 24.2% 24.8% 25.4%
Source: FactSet
Note: Assumes GBP / USD exchange rate of 1.2421 as of 12/19/16

R E V I E W O F B R A V E S’ C U R R E N T P R O P O S A L
J.P.Morgan

Preliminary draft for discussion purposes only
Agenda
Page
Review of Braves’ current proposal 1
Appendix 4
B O A R D D I S C U S S I O N M A T E R I A L S
J.P.Morgan

*Preliminary draft for discussion purposes only*

# Illustrative market based value creation at December 20th Braves proposal assuming Braves tax efficiencies

**Illustrative market based value creation in a cash / stock acquisition under current proposal ($mm, except per share data)**


Braves
Royals
Operating synergies
Tax efficiencies
Assumes Royals unaffected price of: $47.17
Assumes Braves current price of: £45.52
$105,960
$39,028
$6,107
$24,359
% ownership:
18.4%
81.6%
$126,737
$23,309
$103,428
% value creation
22.1%
(2.4%)
$5,753
$132,490
$24,367
$108,123
% value creation
24.8%
2.0%
Implied 2016E FV / EBITDA multiple:
11.4x
13.2x
12.2x
12.2x
Braves standalone implied equity value ($7,452mm EBITDA)
Royals standalone[1] implied equity value ($5,933mm EBITDA)
Synergies[2] ($500mm pre-tax)
Cash paid to Royals shareholders
Pro forma implied equity value ($13,886mm EBITDA)[2]
Tax efficiencies[5]
Pro forma implied equity value with tax efficiencies
Value per Royals Share[3]
-
$47.17
$2.66[3]
$29.44[4]
$28.17[4]
$29.45[4]
Total value to Royals shareholders
$57.61
$58.89

Source: Braves tax efficiencies; Royals management projections; Royals management; Braves financial statements

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan; Royals tax efficiencies assumes all tax planning opportunities are utilized by Braves; GBP/USD exchange rate of 1.2421 as of 12/19/16; Source: Royals management; broker estimates; FactSet

[1] Implied equity value as of 10/20/16 represents the 58% currently not owned by Braves; [2] Braves' estimated synergies of $500mm of run-rate synergies; capitalized at a blended multiple of 12.2x; [3] Pro forma diluted shares outstanding of 2,330mm; [4] Royals diluted shares outstanding of 1,431mm as of 09/30/2016; [5] Assumes tax efficiencies are achieved through incremental intercompany debt at 5.25% interest and a 35.0% net tax rate benefit, as well as dividend withholding savings of $80mm per year and $55mm of annual corporate allocation efficiencies; assumes no incremental tax efficiency over time from E&P increases; assumes acquisition debt at a 3.65% interest rate with no acquisition debt pay down

APPENDIX
4
J.P.Morgan

*Hypothetical illustrative analysis only – no prediction as to future share trading*

*Preliminary draft for discussion purposes only*

# Illustrative intrinsic value creation at December 20th Braves proposal assuming Braves tax efficiencies

## Illustrative intrinsic value creation in a cash / stock acquisition under current proposal ($mm, except per share data)



Braves
Royals
Operating synergies
Tax efficiencies
$110,713
$46,704
$5,171
$24,359
$138,229
$25,422
$112,807
% ownership:
18.4%
81.6%
$5,753
% value creation
6.6%
1.9%
$143,983
$26,480
$117,502
% value creation
8.9%
6.1%
Braves standalone[1] implied equity value
Royals standalone[2] implied equity value
Synergies[3] ($500 pre-tax)
Cash paid to Royals shareholders
Pro forma implied equity value
Tax efficiencies[6]
Pro forma implied equity value with tax efficiencies

| | Braves standalone implied equity value | Royals standalone implied equity value | Synergies | Cash paid to Royals shareholders | Pro forma implied equity value | Tax efficiencies | Pro forma implied equity value with tax efficiencies |
|---|---|---|---|---|---|---|---|
| Value per Royals Share[3] | - | $56.45 | $2.25[4] | $29.44[5] | $30.73[5] | | $32.00[5] |

Total value to Royals shareholders: $60.17 | $61.44

Source: Braves tax efficiencies; Royals management projections; Royals management; Braves financial statements

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan; Royals tax efficiencies assumes all tax planning opportunities are utilized by Braves; assumes intrinsic standalone implied equity value is the mid-point of the DCF range; GBP/USD exchange rate of 1.2421 as of 12/19/16; Source: Royals management; broker estimates; FactSet; [1] Reflects a WACC range of 6.75%-8.0% and a terminal growth rate of 0.0%-1.0%; [2] Implied equity value represents 58% currently not owned by Braves; Reflects a WACC range of 5.75%-6.75% and a terminal growth rate range of 0.0%-1.0%; [3] Estimates assume synergies of $500mm per Braves proposal are phased in over 2 years, net of costs to achieve; present value calculated assuming 6.25% discount and long-term growth rate of 0.0%; [4] Pro forma diluted shares outstanding of 2,330mm; [5] Royals diluted shares outstanding of 1,431mm as of 09/30/2016; [6] Assumes tax efficiencies are achieved through incremental intercompany debt at 5.25% interest and a 35.0% net tax rate benefit, as well as dividend withholding savings of $80mm per year and $55mm of annual corporate allocation efficiencies; assumes no incremental tax efficiency over time from E&P increases; assumes acquisition debt at a 3.65% interest rate with no acquisition debt pay down

APPENDIX
5
J.P.Morgan

*Hypothetical illustrative analysis only – no prediction as to future share trading*

Preliminary draft for discussion purposes only
Royals implied valuation perspectives
Valuation as of December 5, 2016 for December 7, 2016 Board Meeting
Implied equity value per share (rounded to the nearest $0.25)
Royals unaffected share price @ 10/20/16: $47.17
Braves’ 10/20/2016 proposal @12/20/16: $55.238
Current Royals share price @ 12/20/16: $55.978
Braves’ 12/05/2016 proposal @ 12/20/16: $57.278
Braves’ 12/20/2016 12/20/16: $58.308
Midpoint3 Implied value per share
3 mo. VWAP:
For reference only1: $48.71
52-week trading range $43.50 $54.50 $49.00
Equity analyst price targets $47.00 $62.00 $54.50
Trading multiples:
FV / 2017E EBITDA: 10.0x – 13.0x2 $36.50 $49.75 $43.00
P/E 2017E:14.5x – 19.5x4 $36.25 $48.75$ 42.50
Transaction multiples:
FV / 2016E EBITDA: 12.0x – 16.0x5 $42.00 $58.75 $ 50.25
FV / 2016E Adj. EBITDA: 12.0x – 16.0x6 $43.00 $60.00 $ 51.50
Discounted cash flow:
Royals management projections7 $47.75 $69.00 $ 58.25
$30.00 $40.00 $50.00 $60.00 $70.00 $80.00
FV / 2017E EBITDA² 8.5x 10.8x 13.1x 15.3x 17.6x 19.9x
Source: Royals management projections; Equity analyst consensus; FactSet
Note: Valuation date as of 09/30/16; market data as of 12/05/16; net debt of $10,991mm as of 09/30/16; diluted share count of 1,431mm as of 09/30/16; 3 month VWAP as of unaffected date of 10/20/16;
1 Values as of 10/20/16 to represent unaffected share price; 2 Based on 2017E EBITDA of $6,313mm per Royals management guidance; 3 Represents the arithmetic midpoint of each valuation range;
4 Based on 2017E net income of $3,576mm and 2017E EPS of $2.53; 5 Based on 2016E EBITDA of $5,933mm; 6 Based on 2016E EBITDA of $6,046mm adjusted by $113mm for synergies related to the acquisition of Lorillard, per Royals management guidance; 7 Assumes a discount rate of 5.75% - 6.75% and a terminal growth rate of 0.0% - 1.0%; 8 Market data as of 12/19/16

Hypothetical illustrative analysis only – no prediction as to future share trading
A P P E N D I X
J.P.Morgan

Preliminary draft for discussion purposes only
Price sensitivity analysis assuming Braves tax efficiencies
Price sensitivity analysis ($mm, except per share data)
Assumed max cash consideration Additional stock
Premium to unaffected $47.17 23.6% 24.0% 25.1% 26.1% 27.2% 28.3% 28.4%
Price per share $58.30 $58.50 $59.00 $59.50 $60.00 $60.50 $60.54
Cash per share ($24.4bn total cash consideration)1 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44
Stock per share $28.86 $29.06 $29.56 $30.06 $30.56 $31.06 $31.10
Implied exchange ratio 0.5105 0.5140 0.5229 0.5317 0.5406 0.5494 0.5502
% cash / stock split 50% / 50% 50% / 50% 50% / 50% 49% / 51% 49% / 51% 49% / 51% 49% / 51%
Implied Royals % of PF ownership 18.4% 18.5% 18.8% 19.0% 19.3% 19.5% 19.5%
Implied equity purchase price 57.8% 48,238 48,403 48,816 49,230 49,644 50,057 50,093
Implied transaction value2 $59,229 $59,394 $59,807 $60,221 $60,635 $61,048 $61,084
LTM Sep-16 EBITDA $5,694 16.6x 16.6x 16.8x 16.9x 17.0x 17.1x 17.1x
Adjusted LTM Sep-16 EBITDA3 $5,849 16.1x 16.2x 16.3x 16.4x 16.6x 16.7x 16.7x
Royals – Market based value creation 24.8% 25.2% 26.1% 26.9% 27.8% 28.7% 28.7%
Braves – Market based value creation 2.0% 1.9% 1.6% 1.3% 0.9% 0.6% 0.6%
Royals – Intrinsic value creation 8.9% 9.2% 10.0% 10.8% 11.5% 12.3% 12.4%
Braves – Intrinsic value creation 6.1% 6.0% 5.7% 5.3% 5.0% 4.7% 4.6%
Cash acc / dil – FY 2017E EPS 3.5% 3.3% 3.0% 2.7% 2.4% 2.0% 2.0%
Cash acc / dil – FY 2018E EPS 6.9% 6.7% 6.4% 6.1% 5.7% 5.4% 5.4%
Cash acc / dil – FY 2019E EPS 8.2% 8.1% 7.7% 7.4% 7.0% 6.7% 6.7%
Braves assumed tax efficiencies4
Source: Braves tax efficiencies; Royals management; Royals filings; broker estimates; FactSet
Note: Assumes GBP / USD exchange rate of 1.2421 as of 12/19/16; Royals closing price of $54.93 and Braves closing price of £45.52 as of 12/19/16
1 Assumes $1bn of balance sheet cash is used in the transaction; implies 4.7x pro forma Moody’s adjusted leverage; 2 Assumes net debt of $10,991mm as of 09/30/16; 3 Includes adjustments for run-rate Lorillard synergies in the amount of $155mm; 4 Assumes operational synergies of $500mm are phased in over 2 years, net of costs to achieve; tax efficiencies assumes a 35.0% net tax rate benefit in the U.S.;
intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies

Hypothetical illustrative analysis only – no prediction as to future share trading
A P P E N D I X
J.P.Morgan

Preliminary draft for discussion purposes only
Price sensitivity analysis assuming Royals tax efficiencies
Price sensitivity analysis ($mm, except per share data)
Assumed max cash consideration Additional stock
Premium to unaffected $47.17 23.6% 24.0% 25.1% 26.1% 27.2% 28.3% 28.4%
Price per share $58.30 $58.50 $59.00 $59.50 $60.00 $60.50 $60.54
Cash per share ($24.4bn total cash consideration)1 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44
Stock per share $28.86 $29.06 $29.56 $30.06 $30.56 $31.06 $31.10
Implied exchange ratio 0.5105 0.5140 0.5229 0.5317 0.5406 0.5494 0.5502
% cash / stock split 50% / 50% 50% / 50% 50% / 50% 49% / 51% 49% / 51% 49% / 51% 49% / 51%
Implied Royals % of PF ownership 18.4% 18.5% 18.8% 19.0% 19.3% 19.5% 19.5%
Implied equity purchase price 57.8% 48,238 48,403 48,816 49,230 49,644 50,057 50,093
Implied transaction value2 $59,229 $59,394 $59,807 $60,221 $60,635 $61,048 $61,084
LTM Sep-16 EBITDA $5,694 16.6x 16.6x 16.8x 16.9x 17.0x 17.1x 17.1x
Adjusted LTM Sep-16 EBITDA3 $5,849 16.1x 16.2x 16.3x 16.4x 16.6x 16.7x 16.7x
Royals – Market based value creation 31.6% 32.0% 33.0% 34.0% 34.9% 35.9% 36.0%
Braves – Market based value creation 13.1% 13.0% 12.6% 12.3% 11.9% 11.6% 11.5%
Royals – Intrinsic value creation 14.5% 14.9% 15.7% 16.6% 17.5% 18.3% 18.4%
Braves – Intrinsic value creation 16.7% 16.6% 16.2% 15.9% 15.5% 15.1% 15.1%
Cash acc / dil – FY 2017E EPS 7.3% 7.2% 6.9% 6.5% 6.2% 5.8% 5.8%
Cash acc / dil – FY 2018E EPS 11.2% 11.1% 10.8% 10.4% 10.1% 9.7% 9.7%
Cash acc / dil – FY 2019E EPS 13.2% 13.1% 12.7% 12.4% 12.0% 11.7% 11.6%
Source: Royals tax efficiencies; Royals management; Royals filings; broker estimates; FactSet
Note: Assumes GBP / USD exchange rate of 1.2421 as of 12/19/16; Royals closing price of $54.93 and Braves closing price of £45.52 as of 12/19/16
1 Assumes $1bn of balance sheet cash is used in the transaction; implies 4.7x pro forma Moody’s adjusted leverage; 2 Assumes net debt of $10,991mm as of 09/30/16; 3 Includes adjustments for run-rate Lorillard synergies in the amount of $155mm; 4 Assumes operational synergies of $500mm are phased in over 2 years, net of costs to achieve; tax efficiencies assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 6.5% interest rate; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; includes E&P benefit increasing intercompany debt capacity over time; assumes withholding tax efficiencies of 6.5% of Royals dividend and share repurchases attributable to Braves (42%); assumes $75mm of annual corporate allocation efficiencies

Hypothetical illustrative analysis only – no prediction as to future share trading
Royals assumed tax efficiencies4
A P P E N D I X
J.P.Morgan

Preliminary draft for discussion purposes only

# Value creation sensitivities at December 20th proposal assuming Braves efficiencies

## Market based value creation sensitivities[1,2]

### Braves

| | | | | Assumed Royals price per share | | |
|---|---|---|---|---|---|---|
| | | | | $44.92 | $47.17 | $49.53 |
| | | | | Implied equity value (58%) | | |
| | | | | $37,170 | $39,028 | $40,980 |
| Assumed Braves price per share | £43.35 | Implied equity value ($) | $100,914 | 1.6% | 3.1% | 4.6% |
| | £45.52 | | $105,960 | 0.6% | 2.0% | 3.5% |
| | £47.79 | | $111,258 | (0.3%) | 1.1% | 2.5% |

### Royals

| | | | | Assumed Royals price per share | | |
|---|---|---|---|---|---|---|
| | | | | $44.92 | $47.17 | $49.53 |
| | | | | Implied equity value (58%) | | |
| | | | | $37,170 | $39,028 | $40,980 |
| Assumed Braves price per share | £43.35 | Implied equity value ($) | $100,914 | 27.7% | 22.5% | 17.5% |
| | £45.52 | | $105,960 | 30.2% | 24.8% | 19.8% |
| | £47.79 | | $111,258 | 32.8% | 27.3% | 22.2% |

## Intrinsic value creation sensitivities[2,3]

### Braves

| | | | | Assumed Royals price per share | | |
|---|---|---|---|---|---|---|
| | | | | $47.67 | $56.45 | $68.90 |
| | | | | Implied equity value (58%) | | |
| | | | | $39,441 | $46,704 | $57,011 |
| Assumed Braves price per share | £40.57 | Implied equity value ($) | $94,449 | 4.1% | 10.4% | 19.3% |
| | £47.56 | | $110,713 | 0.8% | 6.1% | 13.7% |
| | £57.32 | | $133,443 | (2.5%) | 2.0% | 8.3% |

### Royals

| | | | | Assumed Royals price per share | | |
|---|---|---|---|---|---|---|
| | | | | $47.67 | $56.45 | $68.90 |
| | | | | Implied equity value (58%) | | |
| | | | | $39,441 | $46,704 | $57,011 |
| Assumed Braves price per share | £40.57 | Implied equity value ($) | $94,449 | 17.9% | 2.4% | (12.7%) |
| | £47.56 | | $110,713 | 25.5% | 8.9% | (7.5%) |
| | £57.32 | | $133,443 | 36.1% | 17.8% | (0.2%) |

Source: Royals management; broker estimates; FactSet as of 12/19/16
Note: Assumes GBP / USD exchange rate of 1.2421 as of 12/19/16
[1] Assumes synergies of $500mm phased in over 2 years, net of costs to achieve; present value calculated assuming a blended multiple of 12.2x; [2] Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies; [3] Assumes operational synergies of $500mm are phased in over 2 years, net of costs to achieve; present value calculated assuming a 6.25% discount rate

APPENDIX
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J.P.Morgan
Hypothetical illustrative analysis only – no prediction as to future share trading

Preliminary draft for discussion purposes only

# Illustrative accretion / dilution analysis assumes Braves tax efficiencies

**Accretion / dilution detail (12/20 proposal)**

| *$mm*<br>FYE Dec-31 | 2017E | 2018E | 2019E |
|---|---|---|---|
| **Braves standalone** | | | |
| Net income | $6,603 | $7,108 | $7,461 |
| Diluted EPS | $3.52 | $3.79 | $3.98 |
| **Transaction adjustments** | | | |
| Royals EBIT | $6,181 | $6,736 | $7,190 |
| (+) Synergies achieved[1] | 250 | 500 | 500 |
| (-) IFRS adjustments[2] | (160) | (160) | (160) |
| (+) Incremental interest income / (expense) | (1,466) | (1,396) | (1,331) |
| **Incremental EBT** | **$4,806** | **$5,680** | **$6,199** |
| (+) Incremental income tax credit / (expense)[3] | (1,812) | (2,118) | (2,299) |
| (+) Increase /(decrease) of post-tax results of associates and JVs | (1,508) | (1,646) | (1,752) |
| **Total Net Adjustments** | **$1,485** | **$1,916** | **$2,148** |
| **PF Net Income with operating synergies** | **$8,088** | **$9,024** | **$9,608** |
| **Tax efficiencies adjustments** | | | |
| (+) Tax efficiencies through intercompany debt[4] | 149 | 149 | 149 |
| (+) Dividend withholding tax efficiencies[5] | 80 | 80 | 80 |
| (+) Intercompany cost / purchase agreement[6] | 55 | 55 | 55 |
| Total tax efficiencies adjustments | $284 | $284 | $284 |
| **PF Net Income with operating synergies and tax efficiencies** | **$8,372** | **$9,308** | **$9,892** |
| Braves' current share outstanding (mm)[7] | 1,874 | 1,874 | 1,874 |
| Shares issued to Royals (mm)[7] | 422 | 422 | 422 |
| **PF shares O/S after combination** | **2,297** | **2,297** | **2,297** |
| **PF diluted EPS (w/ operating synergies and tax efficiencies)** | **$3.65** | **$4.05** | **$4.31** |
| **Cash EPS acc/dil ($)** | **$0.12** | **$0.26** | **$0.33** |
| **Cash EPS acc/dil (%)** | **3.5%** | **6.9%** | **8.2%** |

Source: Braves tax efficiencies; Royals management; Braves financial estimates; Note: Analysis assumes a 9/30/16 transaction date; GBP/USD exchange rate of 1.2421 as of 12/19/16; [1] Operating synergies, phased in over 2 years and net of cost to achieve; [2] Annual impact assumed for IFRS treatment of Royals on a pro forma basis; [3] Assumes a constant blended tax rate of 33.4%, based on the EBIT contribution in 2017E; [4] Intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate and a 35.0% net tax rate benefit; [5] Assumes a constant dividend withholding benefit for $80mm/year; [6] Assumes $55mm of annual corporate allocation efficiencies; [7] Assumes Braves and Royals diluted shares outstanding of 1,874mm as of 10/31/16 and 1,431mm as of 09/30/16, respectively

APPENDIX

10

J.P.Morgan